Exhibit 99.1

TVI Corporation Announces Fourth Quarter

and Year End 2006 Financial Results

Demand for Surge Capacity and Event Rental Products Drives Higher Sales

GLENN DALE, MD – March 1, 2007 – TVI Corporation (NASDAQ: TVIN), a global supplier of first receiver and first responder products and provider of event shelter and equipment rentals, today announced financial results for its fourth quarter and fiscal year ended December 31, 2006.

Fourth-Quarter and Year-End 2006 Results

•

Revenue was $11.1 million for the fourth quarter of 2006, compared with $9.3 million for the fourth quarter of 2005. For 2006, revenue was $36.2 million, compared with $32.8 million for 2005. Please note, TVI will begin to report financial results for the following three segments: Shelters and Related Products, Personal Protection Equipment, and SSES Rental Services. A table detailing the performance of each of these segments is included in the financial section of this press release.

•

Gross profit margin was 37.6% for the fourth quarter of 2006, compared with 50.6% for the fourth quarter of 2005. For 2006, gross profit margin was 47.3%, compared with gross profit margin of 53.2% for 2005.

•

Operating loss was $328,000 for the fourth quarter of 2006, compared with operating income of $2.1 million in the fourth quarter of 2005. For 2006, operating income was $3.6 million, compared with $8.0 million in 2005.

•

Net loss for the fourth quarter of 2006 was $470,000, or ($0.01) per diluted share, compared with net income of $1.4 million, or $0.04 per diluted share, in the fourth quarter of 2005. For 2006, net income was $1.9 million, or $0.06 per diluted share, compared with net income of $5.0 million, or $0.16 per diluted share in 2005.

•	Cash and short-term investments totaled $4.2 million at December 31, 2006, compared with $6.7 million at December 31, 2005.

Comments on Fourth Quarter

“During the fourth quarter we experienced positive top-line results due to higher levels of customer interest and activity in the majority of our markets, including emergency response, hospitals and the military,” said Richard V. Priddy, President and Chief

Executive Officer of TVI Corporation. “Our bottom-line results, however, were below expectations due to a number of factors. First, the fourth quarter included two months of revenue and costs from Signature Special Event Services. Due to seasonality, the fourth quarter is typically not as strong as other quarters for its event rentals business. In addition, the lack of disaster response opportunities during the quarter also hindered both TVI’s and Signature’s performance. Finally, while the integration of Signature is proceeding smoothly, we faced slightly higher-than-expected integration costs in the fourth quarter that we believe will not affect future results.”

“Despite its impact on fourth-quarter profitability, we view the Signature acquisition as a tremendous achievement for our Company and a promising addition to TVI’s products and services,” Priddy said. “Signature provides a number of strategic benefits that align with TVI’s growth strategy. Foremost, it substantially diversifies our revenue stream by affording us a significant position within the commercial market, which represents a stable environment with predictable revenue opportunities. The transaction also greatly strengthens our presence in the military and disaster response markets, which affords us cross-selling opportunities. We already have begun to leverage these relationships as evidenced by the recently announced wins with the PGA and both the U.S. and Canadian Armed Forces.”

“Our filter canister business achieved several key milestones during the quarter that position us well for 2007,” said Priddy. “Internationally, we received European approval for four of our commercial canisters and are in discussions with potential OEMs. We see a number of promising growth prospects in the filter canister business for TVI overseas as countries begin to allocate more resources for emergency response preparedness. In addition, we are beginning to see initial funding from the $2 million C2A1 contract we received in November from the U.S. Army TACOM Life Cycle Management Command. We are excited to commence first article testing followed by full-scale production of our C2A1 canisters in the coming months.”

Business Outlook

“From a revenue perspective, 2007 is off to a promising start and we are encouraged by the trends we are experiencing in the markets we serve,” concluded Priddy. “New business continues to grow with sizeable activity on several fronts. In particular, we are excited about the opportunities that Signature will provide us within the military and commercial markets. Through strong relationships with prestigious clients and several branches of the military, TVI is well-positioned to receive strong contributions from Signature going forward. We are beginning to unlock the value of our SafetyTech acquisition and expect an increased contribution from our powered air respirators business in 2007. Lastly, while it has been slow in developing, we are confident that our filter canister business also will perform well in 2007 based on the approval of our canisters in Europe and the submission for approval for a number of others in the U.S.”

Conference Call Information

Richard V. Priddy, TVI Corporation’s President and CEO, George J. Roberts, Senior Vice President and CFO, Chad L. Sample, Executive Vice President and Signature Special Event Services President, Thomas Brown will host a conference call today at 10:00 a.m. ET. To participate, please dial (800) 289-0544 or (913) 981-5533 prior to the start of the call. To listen to the live webcast, visit the Company’s website at www.tvicorp.com prior to the event’s broadcast. Interested parties unable to listen to the live call may access an archived version of the webcast on TVI’s website. The replay will be available for two months.

About TVI Corporation

TVI Corporation, located in Glenn Dale, Maryland, is a global supplier of first receiver and first responder products. These products include shelters, personal protection equipment and other products for homeland security, hospitals, the military, police and fire departments, and public health agencies. The Company designs, fabricates and markets products and systems both through distributors and directly to end-users and OEMs. Through its recently acquired Signature Special Event Services business, TVI is now the leading full-service shelter and event equipment rental company serving the corporate, sporting, social, and government and defense industries.

The TVI designation is a trademark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as “should”, “anticipates”, “believes”, “expects”, “might result”, “estimates” and others. These forward-looking statements involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Such risks and uncertainties include achieving order and sales levels to fulfill our revenue expectations; expected costs or charges, certain of which may be outside our control; the time and costs involved in the research, development, marketing and promotion for our products; the possible cancellation or non-fulfillment of existing orders or distributor commitments for our products; our ability to respond to customer needs and other changes in the counter-terrorism, military, public safety and first responder and first receiver communities; our ability to maintain and manage our growth; difficulties in integrating the operations, technologies and products of any businesses we have acquired and may acquire; general economic and business conditions; adverse changes in governmental regulations; the possibility that our products contain unknown defects that could result in product liability claims; and competitive factors in our markets and industry generally. Numerous other factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

TVI Corporation
Richard Priddy, President & CEO	(301) 352-8800 x210

Sharon Merrill Associates
Jim Buckley, Executive Vice President	(617) 542-5300

TVI CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

For the Quarters and Years Ended December 31, 2006 and 2005

(In thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)
NET REVENUE	$11,070	$9,305	$36,165	$32,836

COST OF SALES	6,904	4,597	19,068	15,378

GROSS PROFIT	4,166	4,708	17,097	17,458

OPERATING EXPENSES:
Selling, general and administrative expenses	4,462	2,416	12,275	8,368
Research and development expenses	32	225	1,212	1,089

Total operating expenses	4,494	2,641	13,487	9,457

OPERATING INCOME (LOSS)	(328)	2,067	3,610	8,001

LOSS ON TERMINATION OF JOINT VENTURE AGREEMENT	—	—	(282)	—
INTEREST AND OTHER INCOME (EXPENSE), NET	(338)	44	(169)	245

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(666)	2,111	3,159	8,246

PROVISION (BENEFIT) FOR INCOME TAXES	(196)	758	1,255	3,214

INCOME (LOSS) BEFORE MINORITY INTEREST IN NET LOSS OF CONSOLIDATED SUBSIDIARY	(470)	1,353	1,904	5,032

MINORITY INTEREST IN NET LOSS OF CONSOLIDATED SUBSIDIARY	—	6	4	6

NET INCOME (LOSS)	$(470)	$1,359	$1,908	$5,038

EARNINGS (LOSS) PER COMMON SHARE - BASIC	$(0.01)	$0.04	$0.06	$0.17
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	32,994	31,497	32,751	30,325

EARNINGS (LOSS) PER COMMON SHARE - DILUTED	$(0.01)	$0.04	$0.06	$0.16
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	33,294	31,905	33,120	30,844

TVI CORPORATION

CONSOLIDATED BALANCE SHEETS

December 31, 2006 and 2005

(In thousands, except per share data)

	2006	2005
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,757	$2,589
Marketable securities - available for sale	2,434	4,100
Accounts receivable - trade, net	11,027	8,016
Inventories, net	6,226	4,724
Income taxes receivable	1,308	—
Deferred income taxes	722	332
Prepaid expenses and other current assets	3,933	984

Total current assets	27,407	20,745

PROPERTY, PLANT AND EQUIPMENT, NET	18,428	4,346

OTHER ASSETS:
Goodwill	20,932	15,781
Intangible assets, net	5,976	618
Other	48	48

Total other assets	26,956	16,447

TOTAL ASSETS	$72,791	$41,538

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,209	$3,208
Accrued liabilities	2,302	2,117
Current portion of long-term debt	2,500	—
Current portion of non-compete payments	669	—
Income taxes payable	—	1,469

Total current liabilities	7,680	6,794
Long-term debt, net of current portion	24,216	—
Non-compete payments, net of current portion	1,566	—
Deferred income taxes	631	255

TOTAL LIABILITIES	34,093	7,049

Minority interest in equity of subsidiary	—	22

STOCKHOLDERS’ EQUITY:
Preferred stock - $1.00 par value; 1,200 shares authorized,	—	—
no shares issued and outstanding at December 31, 2006 and 2005
Common stock - $0.01 par value; 98,800 shares authorized, 33,174 and 32,470 shares issued and outstanding at December 31, 2006 and 2005, respectively	332	324
Additional paid-in capital	25,991	23,676
Retained earnings	12,375	10,467

TOTAL STOCKHOLDERS’ EQUITY	38,698	34,467

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$72,791	$41,538

TVI CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2006 and 2005

(In thousands)

	2006	2005
	(Unaudited)
OPERATING ACTIVITIES
Net income	$1,908	$5,038
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,450	617
Loss on termination of Joint Venture agreement	282	—
Write-off of prepaid acquisition costs	143	—
Provision for doubtful accounts	41	73
Provision (benefit) for deferred income taxes	60	52
Minority interest in net loss of subsidiary	(4)	(6)
Stock-based compensation expense	215	155
SFAS 123 (R) compensation expense	616	—
Income tax benefit from exercise of stock options	—	419
Earnings on marketable securities reinvested	(134)	(10)
Changes in operating assets and liabilities:
Accounts receivable, trade	515	(2,383)
Inventory	(1,844)	(2,151)
Prepaid expenses and other current assets	(462)	(191)
Income taxes	(2,777)	795
Accounts payable	(3,637)	1,199
Accrued liabilities	71	(27)

Net cash provided by (used in) operating activities	(3,557)	3,580

INVESTING ACTIVITIES
Purchases of intangible assets	(69)	(431)
Purchases of marketable securities	—	(5,090)
Sale of marketable securities	1,800	1,000
Purchases of property, plant and equipment	(2,005)	(1,416)
Cash payments on non-compete agreements	(62)	—
Cash paid for acquisitions, net of cash received	(282)	(8,352)

Net cash used in investing activities	(618)	(14,289)

FINANCING ACTIVITIES
Net borrowings on line of credit	3,416	—
Payments on long-term debt	(208)	—
Payment of bank commitment fees	(57)	(37)
Issuance of common stock	—	—
Income tax benefit from exercise of stock options	170	—
Proceeds from exercise of stock options	22	281

Net cash provided by financing activities	3,343	244

Net increase (decrease) in cash and cash equivalents	(832)	(10,465)
Cash and cash equivalents at beginning of year	2,589	13,054

Cash and cash equivalents at end of year	$1,757	$2,589

TVI CORPORATION

SEGMENT DATA

For the Years Ended December 31, 2006 and 2005

(In thousands)

	2006	2005
	(Unaudited)	(Unaudited)
Total Revenue:
Shelters and related products	$26,080	$31,572
Personal protection equipment	6,641	1,264
SSES rental services	3,444	—

	$36,165	$32,836

Operating Income (Loss):
Shelters and related products	$3,976	$7,428
Personal protection equipment	549	573
SSES rental services	(915)	—

	$3,610	$8,001

Total Assets:
Shelters and related products	$19,343	$18,949
Personal protection equipment	23,373	22,589
SSES rental services	30,075	—

	$72,791	$41,538

Depreciation and Amortization:
Shelters and related products	$759	$487
Personal protection equipment	161	130
SSES rental services	530	—

	$1,450	$617

Capital Expenditures, Gross:
Shelters and related products	$1,684	$1,400
Personal protection equipment	284	16
SSES rental services	37	—

	$2,005	$1,416